REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



To   the   Board  of  Directors  and   the
Shareholders of
Lifetime Achievement Fund, Inc.


In  planning and performing our  audit  of
the   financial  statements  of   Lifetime
Achievement Fund, Inc., as of and for  the
year   ended   December   31,   2008,   in
accordance  with  the  standards  of   the
Public Company Accounting Oversight  Board
United  States, we considered its internal
control    over    financial    reporting,
including    control    activities     for
safeguarding securities, as  a  basis  for
designing our auditing procedures for  the
purpose of expressing our opinion  on  the
financial  statements and to  comply  with
the requirements of Form N-SAR but not for
the  purpose of expressing an  opinion  on
the  effectiveness of the  Funds  internal
control    over    financial    reporting.
Accordingly, we express no such opinion.

The  management  of  Lifetime  Achievement
Fund, Inc. is responsible for establishing
and maintaining effective internal control
over  financial reporting.  In  fulfilling
this    responsibility,   estimates    and
judgments  by management are  required  to
assess  the expected benefits and  related
costs   of   controls.  A  Funds  internal
control  over  financial  reporting  is  a
process  designed  to  provide  reasonable
assurance  regarding  the  reliability  of
financial reporting and the preparation of
financial statements for external purposes
in  accordance with accounting  principles
generally accepted in the United States of
America.   A  Funds internal control  over
financial    reporting   includes    those
policies and procedures that 1 pertain  to
the   maintenance  of  records  that,   in
reasonable  detail, accurately and  fairly
reflect  the transactions and dispositions
of  the  assets  of  the  Fund  2  provide
reasonable assurance that transactions are
recorded    as   necessary    to    permit
preparation  of  financial  statements  in
accordance   with  accounting   principles
generally accepted in the United States of
America,    and    that    receipts    and
expenditures  of the Fund are  being  made
only in accordance with authorizations  of
management and directors of the Fund and 3
provide   reasonable  assurance  regarding
prevention   or   timely   detection    of
unauthorized    acquisition,    use     or
disposition of a Funds assets that could have a material effect on the financial statements.

Because   of   its  inherent  limitations,
internal  control over financial reporting
may  not  prevent or detect misstatements.
Also,  projections  of any  evaluation  of
effectiveness   to  future   periods   are
subject  to  the  risk that  controls  may
become  inadequate because of  changes  in
conditions,   or  that   the   degree   of
compliance with the policies or procedures may deteriorate.

A  deficiency  in  internal  control  over
financial reporting exists when the design
or  operation of a control does not  allow
management  or  employees, in  the  normal
course   of   performing  their   assigned
functions,    to   prevent    or    detect
misstatements   on  a  timely   basis.   A
material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration of the  Funds  internal
control  over financial reporting was  for
the limited purpose described in the first
paragraph   and   would  not   necessarily
disclose   all  deficiencies  in  internal
control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board  United
States. However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2008.

This report is intended solely for the information and use of management, the Board of Directors and the shareholders of the Lifetime Achievement Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                   BRIGGS,
BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 23, 2009